UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 31, 2009
HALIFAX CORPORATION OF VIRGINIA

(Exact name of registrant as specified in its charter)

Virginia	1-08964	54-0829246

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 Cherokee Avenue, Alexandria, Virginia	22312

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 658-2400
N/A

Former name, former address, and former fiscal year, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On August 26, 2009, we entered into an amendment to the promissory note dated June 15, 2009 in favor of Sonabank, referred to as the lender (the “Amendment”) the agreement is effective beginning September 1, 2009. The promissory note was entered into in connection with the Business Loan Agreement and the Commercial Security Agreement that we entered into with the lender on June 15, 2009 and described on a Form 8-K filed on June 17, 2009.
     Under the Amendment, the amount that we may borrow has been increased from $1,500,000 to $3,000,000. Additionally, as long as we maintain a debt service coverage ratio of 1.25, we may make quarterly interest payments on the 8% promissory notes issued to Nancy Scurlock and the Arch C. Scurlock Children’s Trust. The Amendment provides that we may also lease or finance equipment up to $250,000 without lender consent. The lockbox fee has been increased to $625 per month. All other terms remain unchanged. See the Form 8-K referenced above for a description of the other terms.
     In connection with the Amendment, the lender has released the personal guarantees of Charles L. McNew, our Chief Executive Officer, and Joseph Sciacca, our Chief Financial Officer.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1.	Security and Compliance Agreement dated August 26, 2009 between Halifax Corporation of Virginia and Sonabank

10.2.	Amendment to Promissory Note dated August 26, 2009 issued by Halifax Corporation of Virginia in favor of Sonabank

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALIFAX CORPORATION OF VIRGINIA
Date: August 31, 2009	By:	/s/ Joseph Sciacca
Joseph Sciacca
Vice President, Finance & CFO

EXHIBIT INDEX
10.1. Security and Compliance Agreement dated August 26, 2009 between Halifax Corporation of Virginia and Sonabank
10.2. Amendment to Promissory Note dated August 26, 2009 issued by Halifax Corporation of Virginia in favor of Sonabank